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                                                                    EXHIBIT 23.7

                                                                [LOGO]

We hereby consent to (i) the inclusion of our opinion letter, dated February 14, 1998, to the Board of Directors of Zurn Industries, Inc. as Appendix C-2 to the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "SUMMARY--Opinion of Financial Advisor to Zurn," "THE TRANSACTION--Background," "THE TRANSACTION--Recommendation of the Zurn Board; Zurn's Reasons for the Transaction" and "THE TRANSACTION--Opinion of Zurn's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act, or the rules and regulations promulgated thereunder.

                                          BT WOLFENSOHN


May 12, 1998